GCM Grosvenor Reports Strong First Quarter Fiscal 2021 Results
Total Assets Under Management Grow 16% From 1Q 2020 to $65 billion
Fee-Paying Assets Under Management and Contracted Not Yet Fee-Paying Assets Under Management Increase 12% and 38% Respectively From 1Q 2020
Management Fees Increased 6% From 1Q 2020
Absolute Return Strategies Sees Net Inflows
CHICAGO, May 13, 2021 – GCM Grosvenor (Nasdaq: GCMG), a leading global alternative asset management solutions provider, today reported its results for the first fiscal quarter ended March 31, 2021.
“We are pleased with the first quarter results and continue to benefit from the firm's unique ability to help clients across a broad spectrum of alternative investment strategies and implementation models,” said Michael Sacks, Chairman and Chief Executive Officer of GCM Grosvenor. “Our results were in line with our expectations and demonstrate the strength of the current environment.”
Assets Under Management
•Fee-Paying Assets Under Management (“FPAUM”) increased 12% from March 31, 2020 (the “prior year”) to $53.4 billion as of March 31, 2021
•Contracted Not Yet FPAUM increased 38% from the prior year to $7.5 billion as of March 31, 2021
•Assets Under Management increased 16% from the prior year to $64.9 billion as of March 31, 2021
Revenues1
•Revenues to GCM Grosvenor increased 25% from the prior year to $103.2 million
Net Fees Attributable to GCM Grosvenor
•Net Fees Attributable to GCM Grosvenor increased 12% from the prior year to $87.1 million
Net Income and Adjusted Net Income
•GAAP Net Income Attributable to GCM Grosvenor Inc. was $2.5 million
•Adjusted Net Income increased 97% from the prior year to $18.9 million
Adjusted EBITDA
•Adjusted EBITDA increased 56% from the prior year to $30.2 million
Fee-Related Earnings
•Fee-Related Earnings increased 43% from the prior year to $25.2 million
•Fee-Related Earnings margin increased from 23% the prior year to 30%
Dividend
•GCM Grosvenor's Board of Directors approved a $0.08 per share dividend for the second quarter of 2021 payable on June 15, 2021 to shareholders of record June 1, 2021
1 Includes fund reimbursement revenue of $2.4 million for the three months ended March 31, 2021

Additional Information
GCM Grosvenor also issued a detailed presentation of its first quarter 2021 results and a presentation containing supplemental financial data, both of which available on GCM Grosvenor’s website at https://www.gcmgrosvenor.com/shareholder-events.
Management will host a webcast and conference call at 11:00am ET on Thursday, May 13, 2021 to discuss the company’s results. The conference call will also be available via public webcast from the Public Shareholders section of GCM Grosvenor’s website at www.gcmgrosvenor.com/public-shareholders and a replay will be available on the website soon after the call’s completion. To listen to the live broadcast, participants are encouraged to go to the site 15 minutes prior to the scheduled call time in order to register.
The call can also be accessed by dialing (833) 665-0676 / (929) 517-0171 and using the participant passcode: 8496894.
About GCM Grosvenor
GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider with approximately $65 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm is in its 50th year of operation and is dedicated to delivering value for clients in the growing alternative investment asset classes.
GCM Grosvenor’s experienced team of approximately 500 professionals serves a global client base of institutional and high net worth investors. The firm is headquartered in Chicago, with offices in New York, Los Angeles, Toronto, London, Tokyo, Hong Kong, and Seoul. For more information, please visit: www.gcmgrosvenor.com.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including without limitation, the historical performance of GCM Grosvenor's funds may not be indicative of GCM Grosvenor's future results; risks related to redemptions and termination of engagements; effect of the COVID-19 pandemic on GCM Grosvenor's business; the variable nature of GCM Grosvenor's revenues; competition in GCM Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; risks relating to our internal control over financial reporting; and risks related to the performance of GCM Grosvenor's investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Annual Report on Form 10-k/a filed by GCM Grosvenor Inc. on May 10, 2021 and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Use of Non-GAAP Financial Measures and Key Performance Indicators
This press release includes certain non-GAAP financial measures, including fee-related earnings, adjusted pre-tax income, adjusted net income, adjusted EBITDA, net incentive fees attributable to GCM Grosvenor and net fees attributable to GCM Grosvenor. These non-GAAP measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered as an alternative to revenue, net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included in below.
GCM Grosvenor believes that these non-GAAP measures of financial results provide useful supplemental information to investors about GCM Grosvenor. GCM Grosvenor’s management uses these non-GAAP measures to evaluate GCM’s projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore GCM Grosvenor’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.
Adjusted net income is a non-GAAP measure that we present on a pre-tax and after-tax basis to evaluate our profitability. Adjusted pre-tax income represents net income attributable to GCM Grosvenor Inc. including (a) net income attributable to GCMH, excluding (b) income taxes, (c) changes in fair value of derivatives and warrants, (d) partnership interest-based and non-cash compensation, (e) equity-based compensation, (f) unrealized investment income, and (g) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions and employee severance. We believe adjusted pre-tax income is useful to investors because it provides additional insight into the operating profitability of our business. Adjusted net income represents adjusted pre-tax income minus income taxes, which represent corporate income taxes at a blended effective tax rate of 21% and an estimated combined state, local and foreign income tax rate net of federal benefits of 4%. As we were not subject to U.S. federal and state income taxes prior to November 17, 2020, the blended statutory tax rate of 25% has been applied to all prior periods presented for comparability purposes.
Adjusted EBITDA is a non-GAAP measure which represents adjusted net income excluding (a) income taxes, (b) depreciation expense and (c) interest expense on our outstanding debt. We believe Adjusted EBITDA is useful to investors because it enables them to better evaluate the performance of our core business across reporting periods.
Fee-related earnings is a non-GAAP measure used to highlight earnings from recurring management fees and administrative fees. Fee-Related earnings represents Adjusted EBITDA further adjusted to exclude (a) incentive fees and related compensation and (b) other non-operating income, and to include depreciation expense. We believe Fee-Related Earnings is useful to investors because it provides additional insights into the management fee driven operating profitability of our business.
Adjusted revenue represents total operating revenues excluding reimbursement of expenses paid on behalf of GCM Funds and affiliates.
Net incentive fees attributable to GCM Grosvenor is a non-GAAP measure used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) incentive fee related compensation and (b) carried interest attributable to noncontrolling interest holder(s).
Net fees attributable to GCM Grosvenor is a non-GAAP measure used to highlight revenues attributable to GCM Grosvenor. Net fees attributable to GCM Grosvenor represent total operating revenues fees excluding (a) reimbursement of expenses paid on behalf of GCM Funds and affiliates, (b) incentive fee related compensation and (c) carried interest attributable to noncontrolling interest holder(s).
Fee-Paying Assets Under Management (“FPAUM”) is a key performance indicator we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value.
Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage.
Contracted, not yet fee-paying AUM (“CNYFPAUM”) represents limited partner commitments during or prior to the initial commitment or investment period where fees are expected to be charged in the future based on invested capital (capital committed to underlying investments) or on a scheduled ramp-in of total commitments.

Condensed GAAP Statement of Income (unaudited)

	Three Months Ended
(in thousands of dollars)	Mar 31, 2020	Mar 31, 2021
Revenues
Management fees	$77,701	$82,625
Incentive fees	3,233	18,214
Other operating income	1,683	2,380
Total operating revenues	82,617	103,219
Expenses
Employee compensation and benefits	55,477	83,353
General, administrative and other	24,596	24,532
Total operating expenses	80,073	107,885
Operating income (loss)	2,544	(4,666)
Investment income	3,373	13,048
Interest expense	(5,867)	(4,491)
Other income (expense)	(9,733)	1,317
Change in fair value of warrant liabilities	—	14,057
Net other Income (expense)	(12,227)	23,931
Income (loss) before income taxes	(9,683)	19,265
Provision (benefit) for income taxes	643	(663)
Net income (loss)	(10,326)	19,928
Less: Net income attributable to redeemable noncontrolling interest	2,093	8,089
Less: Net income attributable to noncontrolling interests in subsidiaries	2,536	8,589
Less: Net income (loss) attributable to noncontrolling interests in GCMH	(14,955)	703
Net income (loss) attributable to GCM Grosvenor Inc.	$—	$2,547

Reconciliation of Non-GAAP Metrics

	Three Months Ended
(in thousands of dollars)	Mar 31, 2020	Mar 31, 2021
Net Incentive Fees Attributable to GCM Grosvenor
Incentive fees
Performance fees	$605	$6,113
Carried interest	2,628	12,101
Less:
Cash-based incentive fee related compensation	—	(1,833)
Cash carried interest compensation	(2,190)	(6,860)
Non-cash carried interest compensation	989	(643)
Carried interest expense attributable to redeemable noncontrolling interest holder	(865)	(1,905)
Carried interest expense attributable to other noncontrolling interest holders, net	(468)	(2,525)
Net incentive fees attributable to GCM Grosvenor	$699	$4,448

Net Fees Attributable to GCM Grosvenor
Total operating revenues	$82,617	$103,219
Less:
Fund expense reimbursement revenue	(1,974)	(2,360)
Cash-based incentive fee related compensation	—	(1,833)
Cash carried interest compensation	(2,190)	(6,860)
Non-cash carried interest compensation	989	(643)
Carried interest expense attributable to redeemable noncontrolling interest holder	(865)	(1,905)
Carried interest expense attributable to other noncontrolling interest holders, net	(468)	(2,525)
Net fees attributable to GCM Grosvenor	$78,109	$87,093

	Three Months Ended
(in thousands of dollars)	Mar 31, 2020	Mar 31, 2021

Adjusted Pre-Tax Income & Adjusted Net Income
Net income (loss) attributable to GCM Grosvenor Inc.	—	2,547
Plus:
Net income (loss) attributable to GCMH	(14,955)	703
Income taxes	643	(663)
Change in fair value of derivatives	8,634	(1,934)
Change in fair value of warrants	—	(14,057)
Amortization expense	1,876	583
Severance	2,280	588
Transaction expenses[1]	3,355	5,300
Loss on extinguishment of debt	1,032	675
Other	—	8
Partnership interest-based compensation	7,920	4,903
Equity-based compensation	—	27,036
Other non-cash compensation	1,065	941
Less:
Investment income, net of noncontrolling interests	(32)	(779)
Non-cash carried interest compensation	989	(643)
Adjusted pre-tax income	12,807	25,208
Less:
Adjusted income taxes [2]	(3,202)	(6,302)
Adjusted net income	9,605	18,906

Adjusted EBITDA
Adjusted net income	9,605	18,906
Plus:
Adjusted income taxes [2]	3,202	6,302
Depreciation expense	696	473
Interest expense	5,867	4,491
Adjusted EBITDA	$19,370	$30,172

1 Represents 2020 expenses related to the Mosaic transaction and 2021 expenses related to a debt offering, other contemplated corporate transactions, and other public company readiness expenses.
2 Represents corporate income taxes at a blended effective tax rate of 21% and an estimated combined state, local and foreign income tax rate net of federal benefits of 4%. As we were not subject to U.S. federal and state income taxes prior to November 17, 2020, the blended statutory tax rate of 25% has been applied to all prior periods presented for comparability purposes.

	Three Months Ended
(in thousands of dollars)	Mar 31, 2020	Mar 31, 2021
Fee-Related Earnings
Adjusted EBITDA	$19,370	$30,172
Less:
Incentive fees	(3,233)	(18,214)
Depreciation expense	(696)	(473)
Other non-operating income/(expense)	(414)	(58)
Plus:
Incentive fee related compensation	1,201	9,336
Carried interest expense attributable to redeemable noncontrolling interest holder	865	1,905
Carried interest expense attributable to other noncontrolling interests holders, net	468	2,525
Fee-Related Earnings	$17,561	$25,193

Source: GCM Grosvenor

Public Shareholders Contact
Stacie Selinger
sselinger@gcmlp.com
312-506-6583
Media Contact
Tom Johnson and Will Braun
Abernathy MacGregor
tbj@abmac.com / whb@abmac.com
212-371-5999